                               Exhibit 23.01

                           Consent of Accountant

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                           Schvaneveldt & Company
                        Certified Public Accountant
                     275 East South Temple, Suite #300
                         Salt Lake City, Utah 84111
                               (801) 521-2392

Darrell T. Schvaneveldt, C.P.A.


                    Consent of Darrell T. Schvaneveldt
                            Independent Auditor




     I consent to the use, of our report dated April 12, 2000, on the financial statements of The Quantum Group, Inc., and Subsdiaries, dated December 31, 1999, included herein and to the reference made to me.



S/ Schvaneveldt & Company
Salt Lake City, Utah
April 14, 2000